UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                     FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 2005


                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                     1-6364
                            (Commission File Number)

        New Jersey                                    22-1901645
 (State of incorporation)                  (IRS employer identification no.)

                 1 South Jersey Plaza, Folsom, New Jersey 08037
          (Address of principal executive offices, including zip code)

                                 (609) 561-9000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [  ]   Written communications pursuant to Rule 425 under the Securities Act
           (17 CFR 230.425)
    [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)
    [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
           Exchange Act (17 CFR 240.14d-2(b))
    [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
           Exchange Act (17 CFR 240.13e-4(c))

                                     SJI-1

Item 8.01.    Other Events

         South Jersey Industries, Inc. (the "Company") announced today that shareholders voted at the Company's 2005 annual meeting to increase the number of common shares authorized for issuance from 20 million to 60 million. This will permit a two-for-one split of the Company's common stock. The effective date of the stock split will be June 10, 2005. Each shareholder of record will receive one additional share of common stock for every share of SJI stock they hold as of the close of business on that day. The split will not change the proportionate interest a shareholder has in the Company. The new shares will be distributed by June 30, 2005.

         A copy of the press release announcing the stock split is attached as
Exhibit 99 hereto.


Item 9.01.    Exhibits

(c)  Exhibits

Exhibit Number       Description

         99          Press release issued by South Jersey Industries dated
                     April 21, 2005.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SOUTH JERSEY INDUSTRIES, INC.

Date: April 21, 2005          By:  /s/ David A. Kindlick
                                   ---------------------------------------
                                   David A. Kindlick
                                   Vice President & Chief Financial Officer